Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS ITS BEST EVER FULL-YEAR RESULTS

FULL-YEAR
- Net Revenues Increase 39%
- Operating Income grows $65.4 Million to $206.0 Million
- Segment(1) EBITDA Increases 46%

FOURTH QUARTER
- Net Revenues Increase 40%
- Operating Income Improves $23.9 Million to $97.8 Million
- Segment(1) EBITDA Increases 33%

HAMILTON, BERMUDA, February 28, 2008 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the fourth quarter and full-year ended December 31, 2007 which were the strongest in the Company’s history.  The Company recorded its highest ever revenues, Segment(1) EBITDA and operating income.

Net revenues for the year ended December 31, 2007 increased 39% to $840.0 million, compared to the year ended December 31, 2006. Operating income increased $65.4 million to $206.0 million. Net income from continuing operations increased $63.3 million to $88.6 million, and fully diluted earnings per share in respect of continuing operations increased $1.50 to $2.12.  Segment(1) EBITDA for the year ended December 31, 2007 increased 46% to $319.7 million, compared to the year ended December 31, 2006.  Our consolidated results for 2007 include Markiza in the Slovak Republic, which was not consolidated until January 23, 2006.

Net revenues for the fourth quarter of 2007 increased 40% to $301.0 million, compared to the fourth quarter of 2006. Operating income for the quarter increased $23.9 million to $97.8 million. Net income from continuing operations increased $46.8 million to $73.0 million, and fully diluted earnings per share in respect of continuing operations increased by $1.07 to $1.71.  Segment(1) EBITDA for the quarter increased 33% to $128.6 million, compared to the fourth quarter of 2006.

Michael Garin, Chief Executive Officer of CME, said: “CME’s incredible performance in 2007 made us one of the fastest growing multinational broadcasters in the world. From this impressive base, we plan to more than double revenues within the next five years and for Segment(1) EBITDA to grow even faster – and this is before any acquisitions.  With strong growth in our core TV business enhanced by our fast developing new media activities and rapid multi-channel expansion, CME is well positioned to continue to deliver outstanding value to shareholders .”

- continued -

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non-US GAAP measures. For further details, including reconciliation to the most directly comparable US GAAP financial measures, see ‘Reconciliation between Consolidated Statements of Operations and Segment Data (non-US GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Adrian Sarbu, Chief Operating Officer of CME, added: “Our outstanding 2007 results are a springboard for our future growth in all of our markets. In Ukraine our target is to be the leading broadcaster within three years and to take full advantage of the significant growth potential of our largest market.”

Consolidated Results for the Three Months Ended December 31, 2007

Consolidated net revenues for the three months ended December 31, 2007 increased by 40% to $301.0 million from $214.3 million for the three months ended December 31, 2006.  Operating income for the quarter was $97.8 million compared to $73.9 million for the three months ended December 31, 2006.  Net income for the quarter was $73.0 million compared to $26.2 million for the three months ended December 31, 2006.  Fully diluted earnings per share for the three months ended December 31, 2007 increased $1.07 to $1.71.

Headline Consolidated Results for the three months ended December 31, 2007 and 2006 were:

	CONSOLIDATED RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000’s)
	2007	2006	$ change	% change
Net revenues	$300,959	$214,290	$86,669	40%
Operating income	$97,784	$73,887	$23,897	32%
Net income from continuing operations	$72,990	$26,232	$46,758	178%
Net income	$72,990	$26,232	$46,758	178%
Fully diluted earnings per share from continuing operations	$1.71	$0.64	$1.07	167%
Fully diluted earnings per share	$1.71	$0.64	$1.07	167%

Consolidated Results for the Year Ended December 31, 2007

Consolidated net revenues for the year ended December 31, 2007 increased by 39% to $840.0 million from $603.1 million for the year ended December 31, 2006.  Operating income for the year was $206.0 million compared to $140.7 million for the year ended December 31, 2006.  Net income for the year was $88.6 million compared to $20.4 million for the year ended December 31, 2006.  Fully diluted earnings per share increased from $0.50 to $2.12 for the year ended December 31, 2007.

Headline Consolidated Results for the years ended December 31, 2007 and 2006 were:

	CONSOLIDATED RESULTS
	For the Year Ended December 31, (US $000’s)
	2007	2006	$ change	% change
Net revenues	$839,991	$603,115	$236,876	39%
Operating income	$206,044	$140,674	$65,370	46%
Net income from continuing operations	$88,568	$25,287	$63,281	250%
Net income	$88,568	$20,424	$68,144	334%
Fully diluted earnings per share from continuing operations	$2.12	$0.62	$1.50	242%
Fully diluted earnings per share	$2.12	$0.50	$1.62	324%

Segment(1) Results

We evaluate the performance of our television operations based on Segment(1) Net Revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Segment(1) Results for the Three Months Ended December 31, 2007

For the three months ended December 31, 2007, Total Segment(1) Net Revenues increased 40% to $301.0 million from $214.3 million for the three months ended December 31, 2006. Total Segment(1) EBITDA for the three months ended December 31, 2007 increased 33% to $128.6 million from $96.8 million in the three months ended December 31, 2006. Segment(1) EBITDA Margin for the three months ended December 31, 2007 was 43% compared to 45% for the three months ended December 31, 2006.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the three months ended December 31, 2007 and 2006 were:

	SEGMENT (1) RESULTS (Unaudited)
	For the Three Months Ended December 31, (US $000's)
	2007	2006	$ change	% change
Segment Net Revenues – Broadcast Operations	$299,403	$212,980	$86,423	41%
Segment Net Revenues – Non-Broadcast Operations	$1,556	$1,310	$246	19%
Total Segment Net Revenues	$300,959	$214,290	$86,669	40%
Segment EBITDA – Broadcast Operations	$130,035	$97,093	$32,942	34%
Segment EBITDA – Non-Broadcast Operations	$(1,481)	$(330)	$(1,151)	349%
Total Segment EBITDA	$128,554	$96,763	$31,791	33%
Segment EBITDA Margin	43%	45%

Segment(1) Results for the Year Ended December 31, 2007

For the year ended December 31, 2007, Total Segment(1) Net Revenues increased 39% to $840.0 million from $604.9 million for the year ended December 31, 2006.  Total Segment(1) EBITDA for the year ended December 31, 2007 increased 46% to $319.7 million from $218.8 million in the year ended December 31, 2006. Segment(1) EBITDA Margin for the year ended December 31, 2007 was 38% compared to 36% for the year ended December 31, 2006.

Our Total Segment(1) Net Revenues, Total Segment(1) EBITDA and Segment(1) EBITDA margin for the year ended December 31, 2007 and 2006 were:

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non-US GAAP measures. For further details, including reconciliation to the most directly comparable US GAAP financial measures, see ‘Reconciliation between Consolidated Statements of Operations and Segment Data (non-US GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

	SEGMENT (1) RESULTS (Unaudited)
	For the Year Ended December 31, (US $000's)
	2007	2006	$ change	% change
Segment Net Revenues – Broadcast Operations	$836,367	$601,885	$234,482	39%
Segment Net Revenues – Non-Broadcast Operations	$3,624	$2,990	$634	21%
Total Segment Net Revenues	$839,991	$604,875	$235,116	39%
Segment EBITDA – Broadcast Operations	$323,573	$219,128	$104,445	48%
Segment EBITDA – Non-Broadcast Operations	$(3,878)	$(286)	$(3,592)	Nm%
Total Segment EBITDA	$319,695	$218,842	$100,853	46%
Segment EBITDA Margin	38%	36%

The Company will host a teleconference to discuss its fourth quarter and 2007 year-end results on Thursday, February 28, 2008 at 11:00 a.m. EST (4:00 p.m. GMT and 5:00 p.m. CET). The teleconference will refer to presentation slides which will be available on CME’s website www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 973-321-1024 ten minutes prior to the start time. The conference call will be broadcast live via www.cetv-net.com.

A replay of the teleconference will be available for two weeks following the call and may be accessed by dialing +1 (800) 642-1687 for U.S. callers and +1 (706) 645-9291 for International callers, passcode: 34427035. A digital audio replay in mp3 format will also be archived on CME’s Web site.

(1)
Segment Data, Segment Net Revenues and Segment EBITDA are all non-US GAAP measures. For further details, including a reconciliation to the most directly comparable US GAAP financial measures, see ‘Reconciliation between Consolidated Statements of Operations and Segment Data (non-US GAAP)’ below.  We define Segment EBITDA margin as Segment EBITDA expressed as a percentage of Segment Net Revenue.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements, including those relating to our business strategies and commitments.  For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, general market and economic conditions in our markets as well as in the United States and Western Europe; the results of additional investment in Croatia and Ukraine; the expected completion dates and the impact of the buyout our partners in the Studio 1+1 Group in Ukraine; the growth of television advertising spending and the rate of development of advertising in our markets; our ability to make future investments in television broadcast operations; our ability to develop and implement strategies regarding sales and multi-channel distribution; the performance of obligations by third parties with whom we have entered into agreements; the general political, economic and regulatory environments where we operate and application of relevant laws and regulations; the renewals of broadcasting licenses and our ability to obtain additional frequencies and licenses; and our ability to acquire necessary programming and attract audiences. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 28, 2008.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 28, 2008.

We make available, free of charge, on our website at http://www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a TV broadcasting company operating leading networks in six Central and Eastern European countries with an aggregate population of approximately 90 million people. The company’s television stations are located in Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema, Galaxie Sport), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV), Slovakia (Markíza, Galaxie Sport), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1, Studio 1+1 International, Kino, Citi). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová,
Director of Corporate Communications,
Central European Media Enterprises
+44 20 7430 5357
romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)

	For the Years Ended December 31,
	2007	2006	2005
Net revenues	$839,991	$603,115	$400,978
Operating costs	117,959	90,060	65,138
Cost of programming	330,303	227,509	148,837
Station selling, general and administrative expenses	72,034	65,412	46,382
Depreciation of station property, plant & equipment	33,294	25,795	16,367
Amortization of broadcast licenses and other intangibles	24,984	18,813	11,180
Corporate operating costs (including the cost of settling our Croatia litigation of $12.5 million in 2007 and non-cash stock-based compensation of $5.7 million, $3.6 million and $3.1 million in 2007, 2006 and 2005, respectively)	55,373	34,104	25,547
Impairment charge	-	748	35,331
Operating income	206,044	140,674	52,196
Interest expense, net	(49,271)	(37,863)	(25,263)
Foreign currency exchange loss, net	(34,441)	(44,908)	37,968
Change in fair value of derivatives	(3,703)	(12,539)	-
Other income / (expense)	7,891	3,038	(4,705)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	126,520	48,402	60,196
Provision for income taxes	(20,795)	(14,962)	(16,691)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	105,725	33,440	43,505
Minority interest in income of consolidated subsidiaries	(17,157)	(13,602)	(8,908)
Equity in (loss) / income of unconsolidated affiliates	-	(730)	8,238
Gain on sale of unconsolidated affiliate	-	6,179	-
Net income from continuing operations	88,568	25,287	42,835
Net loss from discontinued operations	-	(4,863)	(513)
Net income	$88,568	$20,424	$42,322

PER SHARE DATA:
Net income/(loss) per share
Continuing operations - Basic	$2.14	$0.63	$1.24
Continuing operations - Diluted	2.12	0.62	1.21
Discontinued operations – Basic	-	(0.12)	(0.01)
Discontinued operations – Diluted	-	(0.12)	(0.01)
Net income – Basic	2.14	0.51	1.22
Net income – Diluted	$2.12	$0.50	$1.19

Weighted average common shares used in computing per share amounts (000s):
Basic	41,384	40,027	34,664
Diluted	41,833	40,600	35,430

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended December 31,
	2007	2006	2005
Net revenues	$300,959	$214,290	$152,498
Operating costs	34,192	18,973	20,405
Cost of programming	115,268	78,321	53,964
Station selling, general and administrative expenses	22,945	20,224	14,126
Depreciation of station property, plant & equipment	9,947	7,954	6,300
Amortization of broadcast licenses and other intangibles	8,062	4,846	5,344
Corporate operating costs (including non-cash stock-based compensation of $1.6 million, $1.2 million and $0.7 million in 2007, 2006 and 2005, respectively)	12,760	10,085	9,439
Operating income	97,785	73,887	42,920
Interest expense, net	(10,880)	(9,690)	(10,312)
Foreign currency exchange (loss) / gain, net	(5,889)	(19,439)	7,682
Change in fair value of derivatives	(7,200)	(9,782)	-
Other income / (expense)	8,637	3,831	(176)
Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	82,453	38,807	40,114
Provision for income taxes	(2,186)	(6,151)	(8,579)
Income before minority interest, equity in income of unconsolidated affiliates and discontinued operations	80,267	32,656	31,535
Minority interest in income of consolidated subsidiaries	(7,276)	(6,424)	(5,264)
Equity in income of unconsolidated affiliates	-	-	3,418
Net income from continuing operations	72,991	26,232	29,689
Net income from discontinued operations	-	-	4,863
Net income	$72,991	$26,232	$34,552

PER SHARE DATA:
Net income per share
Continuing operations - Basic	$1.73	$0.64	$0.78
Continuing operations - Diluted	1.71	0.64	0.77
Discontinued operations – Basic	-	-	0.13
Discontinued operations – Diluted	-	-	0.13
Net income – Basic	1.73	0.64	0.91
Net income – Diluted	$1.71	$0.64	$0.90

Weighted average common shares used in computing per share amounts (000s):
Basic	42,297	40,725	37,972
Diluted	42,654	41,276	38,554

Segment Data

We manage our business on a geographic basis, and review the performance of each geographic segment using data that reflects 100% of operating and license company results. Our segments are comprised of Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and our two businesses in Ukraine.

We evaluate the performance of our segments based on Segment EBITDA. Segment Net Revenues and Segment EBITDA include the results of certain entities (primarily our operations in the Slovak Republic) that were not consolidated until January 23, 2006.

Segment EBITDA is determined as segment net income/loss, which includes costs for program rights amortization, before interest, taxes, depreciation and amortization of broadcast licenses and other intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance, and therefore are not included in Segment EBITDA, include:

•	expenses presented as corporate expenses in our consolidated statements of operations;

•	stock-based compensation charges;

•	foreign currency exchange gains and losses;

•	changes in fair value of derivatives; and

•	certain unusual or infrequent items (e.g., gains and losses/impairments on assets or investments, gain on sale of unconsolidated affiliates).

We use Segment EBITDA as a component in determining management bonuses.

Below is a table showing our Segment EBITDA by operation and a reconciliation of these figures to our consolidated results for the years ended December 31, 2007, 2006 and 2005, and for the three months ended December 31, 2007 and 2006:

Reconciliation between Consolidated Statements of Operations and Segment Data (non-US GAAP)

	SEGMENT FINANCIAL INFORMATION
	For the Years Ended December 31,
	(US $000's)
	Segment Net Revenues (1)			Segment EBITDA
	2007	2006	2005	2007	2006	2005
Country
Croatia (NOVA TV)	$37,193	$22,310	$22,030	$(13,882)	$(14,413)	$(15,866)
Czech Republic (2)	279,237	208,387	154,010	156,496	100,488	71,544
Romania (3)	215,402	148,616	103,321	93,075	65,860	43,803
Slovak Republic (MARKIZA TV)	110,539	73,420	64,266	41,532	20,805	17,240
Slovenia (POP TV and KANAL A)	69,647	54,534	48,770	22,767	19,842	19,337
Ukraine (STUDIO 1+1)	125,323	96,413	72,847	27,000	29,973	21,803
Ukraine (KINO, CITI) (4)	2,650	1,195	-	(7,293)	(3,713)	-
Total Segment Data	$839,991	$604,875	$465,244	$319,695	$218,842	$157,861

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$839,991	$603,115	$400,978	$126,520	$48,402	$60,196
Corporate operating costs (including the cost of settling Croatian litigation of $12.5 million in 2007 and non-cash stock-based compensation of $5.7 million, $3.6 million and $3.1 million in 2007, 2006 and 2005, respectively)	-	-	-	55,373	34,104	25,547
Impairment charge	-	-	-	-	748	35,331
Unconsolidated Equity Affiliates (5)	-	1,760	64,266	-	(1,292)	17,240
Depreciation of station assets	-	-	-	33,294	25,795	16,367
Amortization of broadcast licenses and other intangibles	-	-	-	24,984	18,813	11,180
Interest expense, net	-	-	-	49,271	37,863	25,263
Foreign currency exchange loss / (gain), net	-	-	-	34,441	44,908	(37,968)
Change in fair value of derivatives	-	-	-	3,703	12,539	-
Other (income) / expense	-	-	-	(7,891)	(3,038)	4,705
Total Segment Data	$839,991	$604,875	$465,244	$319,695	$218,842	$157,861

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.
(2) We acquired TV NOVA in May 2005 and GALAXIE SPORT in September 2005.  We launched NOVA CINEMA in December 2007.
(3) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV.
(4) We acquired our Ukraine (KINO, CITI) operations in January 2006.
(5) Our Slovak Republic operations were accounted for as an equity affiliate until January 23, 2006.

	SEGMENT FINANCIAL INFORMATION
	For the Three Months Ended December 31,
	(US $000's)
	Segment Net Revenues (1)		Segment EBITDA
	2007	2006	2007	2006
Country
Croatia (NOVA TV)	$12,492	$8,565	$(4,083)	$(2,774)
Czech Republic (2)	96,034	71,384	57,245	40,916
Romania (3)	79,424	51,679	35,921	26,106
Slovak Republic (MARKIZA TV)	41,924	28,273	18,520	11,547
Slovenia (POP TV and KANAL A)	25,338	19,651	10,522	9,155
Ukraine (STUDIO 1+1)	44,965	34,297	12,211	13,799
Ukraine (KINO, CITI) (4)	782	441	(1,782)	(1,977)
Total Segment Data	$300,959	$214,290	$128,554	$96,772

Reconciliation to Consolidated Statement of Operations:
Consolidated Net Revenues / Income before provision for income taxes, minority interest, equity in income of unconsolidated affiliates and discontinued operations	$300,959	$214,290	$82,453	$38,807
Corporate operating costs (including non-cash stock-based compensation of $1.6 million and $1.2 million in 2007 and 2006, respectively)	-	-	12,760	10,085
Depreciation of station assets	-	-	9,947	7,954
Amortization of broadcast licenses and other intangibles	-	-	8,062	4,846
Interest expense, net	-	-	10,880	9,690
Foreign currency exchange loss, net	-	-	5,889	19,439
Change in fair value of derivatives	-	-	7,200	9,782
Other income	-	-	(8,637)	(3,831)
Total Segment Data	$300,959	$214,290	$128,554	$96,772

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.
(2) Czech Republic networks are TV NOVA, GALAXIE SPORT and NOVA CINEMA.
(3) Romanian networks are PRO TV, PRO CINEMA, ACASA, PRO TV INTERNATIONAL, SPORT.RO and MTV.
(4) We acquired our Ukraine (KINO, CITI) operations in January 2006.